MASTER FACILITY AGREEMENT

         MASTER FACILITY AGREEMENT (the "AGREEMENT"), dated as of June 1, 2000, by and between THE NETWORK CONNECTION, INC., a Georgia corporation (the "COMPANY"), and FUSION CAPITAL FUND II, LLC (together with its assigns, the "BUYER").

                                    WHEREAS:

         Subject to the terms and conditions set forth herein, the Company has authorized the entering into with the Buyer of an Equity Purchase Agreement (the "EQUITY PURCHASE AGREEMENT"), substantially in the form attached hereto as EXHIBIT A, with an aggregate available amount of Twelve Million Dollars ($12,000,000). The available amount of the Equity Purchase Agreement shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Equity Purchase Agreement.

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

         1.  ENTRY INTO EQUITY PURCHASE AGREEMENT.

         a. Execution and Delivery of the Equity Purchase Agreement. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company and the Buyer agree the execution and delivery of the Equity Purchase Agreement shall take place within five (5) Trading Days (as defined in the last sentence of this Section 1(a)) after the date that the Registration Statement on Form SB-2 referred to in the first sentence of Section 4(a) hereof is declared effective under the Securities Act of 1933, as amended (the "1933 ACT") by the United States Securities and Exchange Commission (the "SEC") (the "CLOSING"). For purposes of this Agreement, "TRADING DAY" shall mean any day on which the Principal Market (as defined in Section 4(d) hereof) is open for customary trading.

         b. Closing Date. The date of the Closing (the "CLOSING DATE") shall be within five (5) Trading Days following the date of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer).

         2.  BUYER'S REPRESENTATIONS AND WARRANTIES.

         The Buyer represents and warrants to the Company that:

         a. Investment Purpose. The Buyer is entering into the Equity Purchase Agreement and acquiring the Commitment Shares (as defined in Section 7(b)
hereof) (collectively the Equity Purchase Agreement and the Commitment Shares
are referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.
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         b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

         c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

         d. Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof). The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

         e. No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

         f. Transfer or Resale. The Buyer understands that except as provided in the Registration Rights Agreement (as defined in Section 6(a) hereof): (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         g. Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         h. Residency. The Buyer is a resident of the State of Illinois.

                  i. Prior Short Selling. The Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

         3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Buyer that:

         a. Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, (ii) the value of the Common Stock or the value of the Equity Purchase Agreement, (iii) the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith or (iv) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 2(b) hereof). The Company has no Subsidiaries except as set forth on Schedule 3(a).

         b. Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Equity Purchase Agreement, the Registration Rights Agreement (as defined in Section 6(a) hereof) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares and the reservation for issuance and the issuance of the Conversion Shares issuable

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
upon conversion of the Equity Purchase Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement has been, and each other Transaction Document shall be at the Closing, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document shall constitute as of the Closing, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which as of the date hereof, 12,801908,582,970 shares are issued and outstanding, none are held as treasury shares, 3,000,598 shares are reserved for issuance pursuant to the Company's stock option plans and approximately 167,3000,000 shares are issuable and reserved for issuance pursuant to securities (other than the Equity Purchase Agreement or stock options issued pursuant to the Company's stock option plan) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 2,500,000 shares of preferred stock, $0.01 par value, of which as of the date hereof 2,496,900 shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as amended and as in effect on the date hereof (the "BY-LAWS"), and a listing of all securities convertible into or exercisable for Common Stock, if any, and a listing of any documents containing the material rights of the holders thereof in respect thereto.

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
         d. Issuance of Securities. The Commitment Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. 2,55960,000 shares of Common Stock have been duly authorized and reserved for issuance as Commitment Shares or upon conversion of the available amount under the Equity Purchase Agreement. Upon conversion and payment therefore in accordance with the terms and conditions of the Equity Purchase Agreement, the Conversion Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

         e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected which, in the case of (ii), could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively. Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not and has not been since January 1, 1998, in violation of the listing requirements of the Principal Market.

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
         f. SEC Documents; Financial Statements. Except as disclosed in Schedule 3(f), since January 1, 1998, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been correctly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since June 30, 1999, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect. A description of each action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body which, as of the date of this Agreement, is pending or threatened in writing against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, is set forth in Schedule 3(h).

         i. Acknowledgment Regarding Buyer's Purchase of the Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company

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
(or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer's purchase of the Securities. The Company further represents to the Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

         j. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

         k. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

         l. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Equity Purchase Agreement will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the available amount under Equity Purchase Agreement in accordance with the term and conditions of the Equity Purchase Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

         m. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(m), none of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other

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similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on
Schedule 3(m), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

         n. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"(ENVIRONMENTALLAWS), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         o. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

         p. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

         q. Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

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         r. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         s. Transactions With Affiliates. Except as set forth on Schedule 3(s) and other than the grant or exercise of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has an interest or is an officer, director, trustee or partner.

         t. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities.

         u. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

         v. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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         4.  COVENANTS.

         a. Filing of a Registration Statement. The Company shall within five
(5) Trading Days from the date hereof use its best efforts to file a new Registration Statement on Form SB-2 or file a pre-effective amendment to an existing Registration Statement on Form SB-2, in either case, covering the sale of at least 2,55960,000 Conversion Shares and Commitment Shares (as defined in Section 7(b)). The Buyer and its counsel shall have a reasonable opportunity to review and comment upon each such registration statement or amendment to such registration statement and any related prospectus prior to its filing with the SEC. The Company shall use its best efforts to have such registration statements or amendments declared effective by the SEC at the earliest possible date.

         b. Blue Sky. The Company shall, on or before the Closing Date, take such action, if any, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Commitment Shares and the Conversion Shares for sale to the Buyer pursuant to this Agreement or the Equity Purchase Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Commitment Shares and the Conversion Shares required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

         c. No Variable Priced Financing. Other than pursuant to this Agreement, the Company agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement (as provided in Section 9(k) hereof), neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Buyer, contract for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) which, in any case (i) are convertible into or exchangeable for an indeterminate number of shares of common stock, (ii) are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock, (iii) directly or indirectly provide for any "re-set" or adjustment of the purchase price, conversion rate or exercise price or (iv) contain any "make-whole" provision based upon, directly or indirectly, the market price of the Common Stock, in each case, other than reasonable and customary anti-dilution adjustments for issuance of shares of Common Stock at a price which is below the market price of the Common Stock.

         d. Listing. The Company shall promptly secure the listing of all of the Conversion Shares and Commitment Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on The Nasdaq SmallCap Market (the "PRINCIPAL MARKET"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Trading Day, provide to the Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

         e. Limitation on Short Sales and Hedging Transactions. The Buyer agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 9(k), the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock; provided, however, that such restrictions shall not apply (i) if the Buyer promptly submits after a sale of shares of Common Stock a Conversion Notice (as defined in the Equity Purchase Agreement) entitling the Buyer to receive a number of shares of Common Stock at least equal to the number of shares so sold or (ii) if an Event of Default (as defined the Equity Purchase Agreement) has occurred under the Equity Purchase Agreement including any failure by the Company to timely effect any conversion properly submitted pursuant to the Equity Purchase Agreement. If any of the Buyer, its agents, representatives and affiliates is found to be in violation of this Section 4(e), in addition to all other remedies available under applicable law, the Conversion Price under the Equity Purchase Agreement shall thereafter be $8.00 for all future conversions.

         f. Limitation on Sales of Commitment Shares. The Buyer agrees that the Buyer shall not transfer or sell the Commitment Shares (as defined in Section 7(b) hereof) until the earlier of the date this Agreement or the Equity Purchase Agreement is terminated or the Maturity Date (as defined in the Equity Purchase Agreement); provided, however, that such restrictions shall not apply: (i) in connection with any transfers to or among affiliates which agree in writing to be bound by these restrictions (as defined in the Securities Exchange Act of 1934, as amended), (ii) in connection with any pledge in connection with a bona fide loan or margin account so long as the Buyer maintains ownership of the same overall number of shares of Common Stock by "replacing" the Commitments Shares so transferred with Conversion Shares or (iii) if an Event of Default has occurred under the Equity Purchase Agreement including any failure by the Company to timely effect any conversion properly submitted pursuant to the Equity Purchase Agreement. Notwithstanding the forgoing, the Buyer may transfer Commitment Shares to a third party in order to settle a sale made by the Buyer where the Buyer submits a Conversion Notice (as defined in the Equity Purchase Agreement) on the same day as such sale and so long as the Buyer maintains ownership of the same overall number of shares of Common Stock by "replacing" the Commitments Shares so transferred with Conversion Shares when the Conversion Shares are actually issued by the Company to the Buyer.

         h. Due Diligence. The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer's due diligence of the Company.

         i. Additional Commitment Shares. Within five (5) Trading Days after the Measurement Condition (as defined below) has been satisfied, the Company shall deliver to the Buyer a number of shares of Common Stock (the "Additional Commitment Shares") equal to: 12% of $4,000,000 divided by the lower of (A) the arithmetic average of the Closing Sale Prices (as defined in the Equity Purchase Agreement) of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Trading Day which is two (2) Trading Days prior to the Closing Date and (B) the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the date hereof. The issuance of the Additional Commitment Shares in such case shall be registered under the 1933 Act on the Registration Statement referred to in the first sentence of Section 4(a) hereof. The Additional Commitment Shares shall be freely transferable to the extent provided in this Agreement and the Registration Rights Agreement subject to the provisions of Section 4(f) hereof. The number of Additional Commitment Shares shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction. The "Measurement Condition" means (i) when the Company has received at least $8,000,100 from the sale of shares of Common Stock to the Buyer under the Equity Purchase Agreement, (ii) at any time prior to the end of the eighth Monthly Period (as defined in the Equity Purchase Agreement) when the Company has received at least $6,000,000 from the sale of shares of Common Stock to the Buyer under the Equity Purchase Agreement so long as the average Conversion Price (as defined in the Equity Purchase Agreement) per share is at least equal to the Minimum Price or (iii) upon termination by the Company of the Equity Purchase Agreement if the Company terminates the Equity Purchase Agreement at any time prior to the end of the eighth Monthly Period for any reason other than solely as a result of a material breach or material default of the Buyer's obligations thereunder. Such $6,000,000 shall be reduced by $750,000 (less the amount actually converted for such Monthly Period) for every Monthly Period during which a Conversion Suspension Notice (as defined in the Equity Purchase Agreement) is in effect. The "Minimum Price" means at the option of the Buyer either: (1) $4.00, or (2) an average of $3.00 for Conversion Shares issued during Monthly Periods one through four and an average of $5.00 for Conversion Shares issued during Monthly Periods five through eight. ii.

         5. TRANSFER AGENT INSTRUCTIONS.

         The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Buyer or its respective nominee(s), for the Conversion Shares (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants to the Buyer that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to its transfer agent with respect to the Conversion Shares and that the Commitment Shares and the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement subject to the provisions of Section 4(f) in the case of the Commitment Shares. So long as a Registration Statement is available for the sale of Commitment Shares and the Conversion Shares or if the Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Commitment Shares or the Conversion Shares may be made without registration under the 1933

Act, the Company shall promptly instruct its transfer agent to issue one or more certificates representing such shares in such name and in such denominations as specified by the Buyer and without any restrictive legend. The Buyer hereby confirms it shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Commitment Shares or the Conversion Shares.

          6. CONDITIONS TO THE COMPANY'S OBLIGATION TO ENTER INTO THE EQUITY PURCHASE AGREEMENT.

         The obligation of the Company hereunder to enter into the Equity Purchase Agreement with the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

         a. The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company including: (i) the Equity Purchase Agreement substantially in the form of EXHIBIT A hereto and (ii) the Registration Rights Agreement substantially in the form of EXHIBIT B hereto (the "REGISTRATION RIGHTS AGREEMENT").

         b. Subject to the Company's compliance with Section 4(a), a Registration Statement on Form SB-2 covering the sale of at least 2,55960,000 Commitment Shares and Conversion Shares shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC.

         c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

          7. CONDITIONS TO THE BUYER'S OBLIGATION TO ENTER INTO THE EQUITY PURCHASE AGREEMENT.

         The obligation of the Buyer hereunder to enter into the Equity Purchase Agreement at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

         a. The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer including : (i) the Equity Purchase Agreement and (ii) the Registration Rights Agreement substantially in the form of EXHIBIT B hereto.

         b. On or prior the Closing Date the Company shall have delivered to the Buyer a number of shares of Common Stock (the "INITIAL COMMITMENT SHARES" and collectively with the Additional Commitment Shares, the "COMMITMENT SHARES") equal to: 12% of $8,000,000 divided by the lower of (A) the arithmetic average of the Closing Sale Prices (as defined in the Equity Purchase Agreement) of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Trading Day which is two (2) Trading Days prior to the Closing Date and (B) the arithmetic average of the Closing Sale Prices of the Common Stock for the five
(5) consecutive Trading Days immediately preceding the date hereof. The number of Commitment Shares shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction during such five (5) Trading Day period.

         c. The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market and the Conversion Shares and the Commitment Shares shall be approved for listing upon the Principal Market.

         d. The Buyer shall have received the opinions of the Company's legal counsel dated as of the Closing Date in substantially the form of EXHIBIT C attached hereto.

         e. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the respective Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as EXHIBIT D.

         f. The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as EXHIBIT E which shall be in full force and effect without any amendment or supplement thereto as of the Closing Date.

         g. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of Commitment Shares and conversions under the Equity Purchase Agreement, at least 2,55960,000 shares of Common Stock.

         h. The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT F attached hereto, shall have been delivered to and acknowledged in writing by the Company and the Company's transfer agent.

         i. The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Georgia issued by the Secretary of State of the State of Georgia as of a date within ten (10) Trading Days of the Closing Date.

         j. The Company shall have delivered to the Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Georgia within ten (10) Trading Days of the Closing Date.

         k. The Company shall have delivered to the Buyer a secretary's certificate executed by the Secretary of the Company, dated as of the respective Closing Date, in the form attached hereto as EXHIBIT G.

         l. A Registration Statement on Form SB-2 covering the sale of at least 2,55960,000 Conversion Shares and Commitment Shares shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have prepared and delivered to the Buyer a final form of Prospectus to be used by the Buyer in connection with any sales of any Commitment Shares or any Conversion Shares. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Shares and the Conversion Shares pursuant to this Agreement and the Equity Purchase Agreement in compliance with such laws.

         m. No Event of Default (as defined in the Equity Purchase Agreement) has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default under the Equity Purchase Agreement has occurred.

         8. INDEMNIFICATION. In consideration of the Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its members, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or
(c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby other than such cause of action, suit or claim brought by the Company against the Buyer as a result of the Buyer's failure to pay the Company the Conversion Amount (as defined in the Equity Purchase Agreement) with respect to Conversion Shares received by the Buyer in accordance with the terms and conditions of the Equity Purchase Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9.  GOVERNING LAW; MISCELLANEOUS.

         a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Georgia shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the Other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

         f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

         The Network Connection, Inc
         222 North 44th Street
         Phoenix, Arizona 85034
         Telephone: 602-629-6200
         Facsimile: 602-629-6300
         Attention: Morris C. Aaron

         With a copy to:

         Global Technologies, Ltd.
         1811 Chestnut Street, Suit 120
         Philadelphia, Pennsylvania  19103
         Telephone: 215-972-8191
         Facsimile: 215-972-8183
         Attention: S. Lance Silver, Esq.

         If to the Buyer:

         Fusion Capital Fund II, LLC
         222 Merchandise Mart Plaza, Suite 9-112
         Chicago, Illinois 60654
         Telephone: 312-644-6644
         Facsimile: 312-644-6244
         Attention: Steven G. Martin
         with a copy to:

         Ungaretti & Harris
         3500 Three First National Plaza
         Chicago, Illinois  60602
         Telephone: 312-977-4400
         Facsimile: 312-977-4405
         Attention: James T. Easterling

         If to the Transfer Agent:

         Continental Stock Transfer & Trust Company
         2 Broadway, 19th Floor
         New York, New York 10004
         Telephone: 212-509-4000
         Facsimile: 212-509-5150
         Attention: William Seegraber

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any transferee of the Equity Purchase Agreement. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights under this Agreement without the consent of the Company, other than to an affiliate of the Buyer controlled by Steven G. Martin or Joshua B. Scheinfeld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyer shall be entitled to pledge the Commitment Shares and the Conversion Shares in connection with a bona fide loan or margin account.

         h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i. Publicity. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public disclosure (including any filings with the SEC) with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

         j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         k. Termination; Survival. This Agreement may be terminated only as follows:

          (i) By the Buyer any time after an Event of Default (as defined in the Equity Purchase Agreement) has occurred.

          (ii) In the event that the Closing shall not have occurred, the Company shall have the option to terminate this Agreement for any reason or for no reason without liability of any party to any other party. If this Agreement is terminated pursuant to this Section 9(k)(ii), the Company shall issue to the Buyer the Commitment Shares immediately prior to the termination hereof. In the such case, the number of Commitment Shares shall be equal to:12% of $12,000,000 divided by the lower of (1) the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Trading Day which is two
     (2) Trading Days prior to the date of termination of this Agreement and (2) the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the date hereof.

          (iii) In the event that the Closing shall not have occurred on or before August 31, 2000, due to the failure to satisfy the conditions set forth in Sections 6 and 7 above with respect to the Closing (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party. If this Agreement is terminated pursuant to this Section 9(k)(iii) prior to the Closing other than solely as a result of any material breach of the Buyer's obligation hereunder, the Company shall issue to the Buyer the Commitment Shares immediately upon the termination hereof. In the such case, the number of Commitment Shares shall be equal to: 12% of $8,000,000 divided by the lower of (1) the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Trading Day which is two (2) Trading Days prior to the date of termination of this Agreement and (2) the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the date hereof.

          (iv) If the Equity Purchase Agreement is terminated by either party pursuant to its terms without full conversion of the available amount into Common Stock, this Agreement shall automatically terminate at such time or this Agreement shall automatically terminate on the date the aggregate available amount under the Equity Purchase Agreement has been fully converted into Common Stock.

Except for termination of this Agreement under Section 9(k)(iv), any termination of this Agreement pursuant to this Section 9(k) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof. A termination of this Agreement under Section 9(k)(iv) shall automatically occur on such date as the Equity Purchase Agreement has been terminated by either party pursuant to its terms without full conversion into Common Stock or on such date as the aggregate available amount of the Equity Purchase Agreement has been fully converted to Common Stock, in each case, without any action or notice on the part of any party. In the case of a termination of this Agreement under Section 9(k)(iv), the Company's obligations, if any, under Section 4(i) hereof shall survive such termination and the Company shall be required to comply with
Section 4(i) hereof with respect to the delivery of the Additional Commitment Shares. Except as expressly set forth in this Agreement, the representations and warranties of the Company and the Buyer contained in Sections 2 and 3 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Section 9, shall survive the Closing and any termination hereof.

         l. Financial Advisor. The Company acknowledges that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

         m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         n. Remedies. The Buyer and the Company shall have all rights and remedies set forth in the Transaction Documents and all of the rights and remedies available under applicable laws. Any person having any rights under any provision of the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Transaction Documents and to exercise all other rights granted by law.

         o. Payment of Expenses. The Company has paid to the Buyer $30,000 as the Buyer's full expense reimbursement amount in connection with consummation of the transaction, including any due diligence expenses and legal fees. In the event the Buyer incurs expenses in excess of $30,000, the Company shall not be required to reimburse the Buyer for any additional amounts in connection with consummation of the transaction, including any due diligence expenses or legal fees.

                                   * * * * * *

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Master Facility Agreement to be duly executed as of the date first written above.



                                        THE COMPANY:

                                        THE NETWORK CONNECTION, INC.

                                        By:
                                        Name:
                                        Title:


                                        BUYER:

                                        FUSION CAPITAL FUND II, LLC
                                        BY: FUSION CAPITAL PARTNERS II, LLC
                                        BY: SGM HOLDINGS CORP.

                                        By:
                                        Name: Steven G. Martin
                                        Title: President

                                    SCHEDULES

Schedule 3(a)   Subsidiaries
Schedule 3(c)   Capitalization
Schedule 3(e)   Conflicts
Schedule 3(f)   1934 Act Filings
Schedule 3(g)   Material Changes
Schedule 3(h)   Litigation
Schedule 3(m)   Intellectual Property
Schedule 3(o)   Liens
Schedule 3(s)   Certain Transactions


                                    EXHIBITS

Exhibit A   Form of Equity Purchase Agreement
Exhibit B   Form of Registration Rights Agreement
Exhibit C   Form of Company Counsel Opinion
Exhibit D   Form of Officer's Certificate
Exhibit E   Form of Resolutions of Board of Directors of the Company
Exhibit F   Form of Irrevocable Transfer Agent Instructions
Exhibit G   Form of Secretary's Certificate

                                    EXHIBIT A

                        FORM OF EQUITY PURCHASE AGREEMENT


[Sent separately]

                                   EXHIBIT B

                  FORM OF FORM OF REGISTRATION RIGHTS AGREEMENT


[Sent separately]

                                   EXHIBIT C

                         FORM OF COMPANY COUNSEL OPINION

                          THE NETWORK CONNECTION, INC.

         Capitalized terms used herein but not defined herein, have the meaning set forth in the Master Facility Agreement. Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. The Company is a corporation existing and in good standing under the laws of the State of Georgia. The Company is qualified to do business as a foreign corporation and is in good standing in the States of Arizona and Pennsylvania.

         2. The Company has the corporate power to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party. The Company has the corporate power to conduct its business as, to the best of our knowledge, it is now conducted, and to own and use the properties owned and used by it.

3. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company. The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and are the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         4. The execution and delivery by the Company of the Transaction Documents to which it is a party and performance on the date hereof of its obligations under the Transaction Documents to which it is a party do not (a) violate any provisions of the Company's Articles of Incorporation or bylaws, or
(b) constitute a violation by the Company of any applicable statutory law or governmental regulation applicable to it or its properties.

         5. The issuance of the Conversion Shares pursuant to the terms and conditions of the Transaction Documents has been duly authorized. ____________ shares of Common Stock have been properly reserved for issuance upon conversion of the available amount under the Equity Purchase Agreement. When issued in accordance with the Equity Purchase Agreement, the Conversion Shares shall be validly issued, fully paid and non-assessable, to our knowledge, free of all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights.

         6. As of the date hereof, the authorized capital stock of the Company consists of (i) ___________ shares of Common Stock, par value $_____ per share, of which to our knowledge ___________ shares are issued and outstanding, and
(ii) ________ shares of preferred stock, par value $_____ per share of which to our knowledge ________ shares are issued and outstanding. Except as set forth on
Schedule 3(c) of the Master Facility Agreement, to our knowledge, there are no outstanding shares of capital stock or other securities convertible into or exchangeable or exercisable for shares of the capital stock of the Company.

         7. Assuming the accuracy of the representations and your compliance with the covenants made by you in the Transaction Documents, the offering, sale and issuance of the Commitment Shares to you pursuant to the Transaction Documents is exempt from registration under the 1933 Act and the securities laws and regulations of the States of Georgia and Arizona.

         8. Except as contemplated by the Transaction Documents or as may be required under applicable federal and state securities law, no authorization, approval, consent, filing or other order of any federal or state governmental body, regulatory agency, or stock exchange or market, or any court, or, to our knowledge, any third party is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents or for the Company to issue and sell the Conversion Shares as contemplated by the Transaction Documents.

         We further advise you that to our knowledge, except as disclosed in the Master Facility Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending against the Company or any of the properties of the Company.

         In addition, we have participated in the preparation of the Registration Statement on Form SB-2 (SEC File #________) covering the sale of the Conversion Shares and the Commitment Shares including the prospectus dated ____________, contained therein and in conferences with officers and other representatives of the Company (including the Company's independent auditors) during which the contents of the Registration Statement and related matters were discussed and reviewed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of the information that was developed in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law, nothing came to our attention that caused us to believe that the Registration Statement (other than the financial statements and schedules and the other financial and statistical data included therein, as to which we express no belief), as of their dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   EXHIBIT D

                                     FORM OF
                              OFFICER'S CERTIFICATE

             This Officer's Certificate ("Certificate") is being delivered pursuant to Section 7(e) of that certain Master Facility Agreement dated as of _________, 2000 ("Master Facility Agreement"), by and between THE NETWORK CONNECTION, INC.., a Georgia corporation (the "Company"), and FUSION CAPITAL FUND II, LLC (the "Holder"), pursuant to which the Company is entering into an Equity Purchase Agreement with the Holder (the "Equity Purchase Agreement"), with the Equity Purchase Agreement having an aggregate available amount of Twelve Million Dollars ($12,000,000). The aggregate available amount of the Equity Purchase Agreement shall be convertible into shares of the Company's Common Stock, par value $____ per share (the "Common Stock") (as converted, the "Conversion Shares") in accordance with the terms of the Equity Purchase Agreement. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Master Facility Agreement.

             The undersigned, ___________, ______________ of the Company, hereby certifies as follows:

               1. I am the _____________ of the Company and make the statements contained in this Certificate;

               2. The representations and warranties of the Company contained in the Master Facility Agreement are true and correct as of the date hereof;

               3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

         IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of
___________.

               -----------------------------
               Name:
               Title:

         The undersigned as Secretary of The Network Connection, Inc., a Georgia corporation, hereby certifies that ___________ is the duly elected, appointed, qualified and acting ________ of The Network Connection, Inc. and that the signature appearing above is his genuine signature.


-----------------------------------
Secretary

                                   EXHIBIT E

                           FORM OF COMPANY RESOLUTIONS

                          THE NETWORK CONNECTION, INC.

         At a meeting held on _________, the Board of Directors reviewed the Confidential Term Sheet dated as of ____________ by and among the Corporation and Fusion Capital Fund II, LLC ("Fusion") providing for up to $____ million of equity financing by Fusion ("Term Sheet"). Specifically, it is proposed that the Corporation and Fusion enter into a master facility agreement (the "Master Facility Agreement") providing for the execution by the parties of an equity purchase agreement (the "Equity Purchase Agreement"). The Equity Purchase Agreement would provide for the purchase by Fusion of up to $____ million in common stock of the Corporation. Following discussion, the Board unanimously resolved as follows.

TRANSACTION DOCUMENTS

         RESOLVED, that the transactions described in the Term Sheet as modified and finally documented in the terms and provisions of the Master Facility Agreement are hereby approved and the Chief Executive Officer, Chief Financial Officer and General Counsel (the "Authorized Officers") are severally authorized to execute and deliver the Master Facility Agreement, and any other agreements or documents contemplated thereby (including, without limitation, the Equity Purchase Agreement and a registration rights agreement (the "Registration Rights Agreement") providing for the sale of the shares of the Company's Common Stock issuable in respect of the Equity Purchase Agreement) on behalf of the Corporation, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

         FURTHER RESOLVED, that the terms and provisions of the Equity Purchase Agreement by and among the Corporation and Fusion are hereby approved and the Authorized Officers are authorized to execute and deliver the Equity Purchase Agreement (pursuant to the terms of the Master Facility Agreement) with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

         FURTHER RESOLVED, that the terms and provisions of the Registration Rights Agreement by and among the Corporation and Fusion are hereby approved and the Authorized Officers are authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Master Facility Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, an Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

         FURTHER RESOLVED, that the terms and provisions of the Form of Transfer Agent Instructions (the "Instructions") are hereby approved and the Authorized Officers are authorized to execute and deliver the Instructions (pursuant to the terms of the Master Facility Agreement), with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

                     EXECUTION OF EQUITY PURCHASE AGREEMENT

FURTHER RESOLVED, that the Corporation be and it hereby is authorized to execute the Equity Purchase Agreement of the Corporation providing for the purchase of common stock of the Corporation having an aggregate value of up to $__________; and

                            ISSUANCE OF COMMON STOCK

         FURTHER RESOLVED, that the Corporation is hereby authorized to issue the Commitment Shares (as defined in the Master Facility Agreement) and that, upon issuance of the Commitment Shares pursuant to the Master Facility Agreement, the Commitment Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

         FURTHER RESOLVED, that the Corporation is hereby authorized to issue shares of Common Stock upon conversion of the available amount under the Equity Purchase Agreement (the "Conversion Shares") in accordance with the terms of the Equity Purchase Agreement and that, upon issuance of the Conversion Shares pursuant to the Equity Purchase Agreement, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

         FURTHER RESOLVED, that the Corporation shall, with respect to the Equity Purchase Agreement, reserve _________ shares of Common Stock for issuance upon the conversion of the Equity Purchase Agreement.

                             REGISTRATION STATEMENT

         The management of the Corporation has prepared an initial draft of a Registration Statement on Form ___ (the "Registration Statement") in order to register the sale of the shares of the Corporation's common stock, par value $___ (the "Common Stock") issuable upon conversion of the available amount under of the Equity Purchase Agreement and the Commitment Shares (collectively, the "Shares"); and

         The Board of Directors has determined to approve the Registration Statement and to authorize the appropriate officers of the Corporation to take all such actions as they may deem appropriate to effect the Offering; and

         NOW, THEREFORE, BE IT RESOLVED, that the officers and directors of the Corporation be, and each of them hereby is, authorized and directed, with the assistance of counsel and accountants for the Corporation, to prepare, execute and file with the Securities and Exchange Commission (the "Commission") the Registration Statement, which Registration Statement shall be filed substantially in the form presented to the Board of Directors, with such changes therein as the Chief Executive Officer of the Corporation or any Vice President of the Corporation shall deem desirable and in the best interest of the Corporation and its shareholders (such officer's execution thereof including such changes shall be deemed to evidence conclusively such determination); and

         FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, with the assistance of counsel and accountants for the Corporation, to prepare, execute and file with the Commission all amendments, including post-effective amendments, and supplements to the Registration Statement, and all certificates, exhibits, schedules, documents and other instruments relating to the Registration Statement, as such officers shall deem necessary or appropriate (such officer's execution and filing thereof shall be deemed to evidence conclusively such determination); and

         FURTHER RESOLVED, that the execution of the Registration Statement and of any amendments and supplements thereto by the officers and directors of the Corporation be, and the same hereby is, specifically authorized either personally or by the Authorized Officers as such officer's or director's true and lawful attorneys-in-fact and agents; and

         FURTHER RESOLVED, that the Authorized Officers are hereby is designated as "Agent for Service" of the Corporation in connection with the Registration Statement and the filing thereof with the Commission, and the Authorized Officers hereby are, authorized to receive communications and notices from the Commission with respect to the Registration Statement; and

         FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to pay all fees, costs and expenses that may be incurred by the Corporation in connection with the Registration Statement; and

         FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the Shares be qualified or registered for sale in various states; that the officers of the Corporation be, and each of them hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Shares as they may deem advisable; that said officers be, and each of them hereby is, authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and resolutions; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and

         FURTHER RESOLVED, that if, in any state where the securities to be registered or qualified for sale to the public, or where the Corporation is to be registered in connection with the public offering of the Securities, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted, and the Secretary is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted by the Board of Directors; and

         FURTHER RESOLVED, that the officers of the Corporation with the assistance of counsel be, and each of them hereby is, authorized and directed to take all necessary steps and do all other things necessary and appropriate to effect the listing of the Shares on the Nasdaq ________ Market.

                              APPROVAL OF ACTIONS

         RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Corporation and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to consummate the agreements referred to herein and to perform its obligations under such agreements; and

         RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

                                    EXHIBIT F

                                     FORM OF
                           TRANSFER AGENT INSTRUCTIONS

                          THE NETWORK CONNECTION, INC.

                                 [Closing Date],

[TRANSFER AGENT]
[ADDRESS]

         Attn:  __________________

         Ladies and Gentlemen:

         Reference is made to that certain Master Facility Agreement (the "Master Facility Agreement"), dated as of ____________, 2000, by and THE NETWORK CONNECTION, INC., a Georgia corporation (the "COMPANY"), and FUSION CAPITAL FUND II, LLC (together with its assigns, the "HOLDER"), pursuant to which the Company is entering into an Equity Purchase Agreement with the Holder (the "EQUITY PURCHASE AGREEMENT"), with an aggregate available amount of Twelve Million Dollars ($12,000,000). The aggregate available amount of under the Equity Purchase Agreement shall be convertible into shares of the Company's Common Stock, par value $______ per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES") in accordance with the terms of each the Equity Purchase Agreement. This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue the Conversion Shares to the Holder from time to time upon surrender to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I and a Company Confirmation of Conversion Notice, in the form attached hereto as Exhibit II.

         Specifically, upon receipt by the Company of a copy of a Conversion Notice, the Company shall as soon as practicable, but in no event later than one
(1) Trading Day (as defined below) after receipt of such Conversion Notice, send, via facsimile, a Company Confirmation of Conversion Notice to the Holder and to you, which confirmation shall constitute an irrevocable instruction to you to process such Conversion Notice in accordance with the terms of these instructions and the Company Confirmation of Conversion Notice. Upon your receipt of a copy of the executed Conversion Notice and a copy of the applicable Company Confirmation of Conversion Notice, you shall use your best efforts to, within two (2) Trading Days following the date of receipt of the Company Confirmation of Conversion Notice, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled as set forth in the Company Confirmation of Conversion Notice or (B) provided you are participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. ("TRADING DAY" shall mean any day on which the Nasdaq Market is open for customary trading.)

          The Company hereby confirms to you and the Holder that certificates representing the Conversion Shares shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company: provided, however, that if the Conversion Shares are not registered for sale under the Securities Act of 1933, as amended, then the certificates for the Conversion Shares shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

         The Company hereby confirms to you and the Holder that no instructions other than as contemplated herein will be given to you by the Company with respect to the Conversion Shares. The Company also confirms that the Holder as agreed in writing with the Company that the Holder shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Commitment Shares and the Conversion Shares.

                                     * * * *

         Please be advised that the Holder is relying upon this letter as an inducement to enter into Equity Purchase Agreement and, accordingly, the Holder is a third party beneficiary to these instructions.

         Should you have any questions concerning this matter, please contact me at (305) 947-3010.

                               Very truly yours,

                               THE NETWORK CONNECTION, INC.

                               By:
                               Name:
                               Its:


ACKNOWLEDGED AND AGREED:
[TRANSFER AGENT]

By:
Name:
Title
Date:

cc: FUSION CAPITAL FUND II, LLC

                                    EXHIBIT I

                          THE NETWORK CONNECTION, INC.
                                CONVERSION NOTICE


[See Exhibit I to the Form of Equity Purchase Agreement]



                                   EXHIBIT II

                          THE NETWORK CONNECTION, INC.
                    COMPANY CONFIRMATION OF CONVERSION NOTICE


[See Exhibit II to the Form of Equity Purchase Agreement]

                                    EXHIBIT G

                                     FORM OF
                             SECRETARY'S CERTIFICATE

         This Secretary's Certificate ("Certificate") is being delivered pursuant to Section 7(k) of that certain Master Facility Agreement dated as of __________, 2000 ("Master Facility Agreement"), by and between THE NETWORK CONNECTION, INC.., a Georgia corporation (the "Company") and FUSION CAPITAL FUND II, LLC (the "Holder"), pursuant to which the Company is entering into an Equity Purchase Agreement with the Holder (the "Equity Purchase Agreement"), with an aggregate available amount of Twelve Million Dollars ($12,000,000). The aggregate available amount of the Equity Purchase Agreement shall be convertible into shares of the Company's Common Stock, par value $_____ per share (the "Common Stock") (as converted, the "Conversion Shares") in accordance with the terms of the Equity Purchase Agreement. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Master Facility Agreement.

         The undersigned, ____________, Secretary of The Network Connection, Inc., a Georgia corporation ("Company"), hereby certifies as follows:

               1. I am the Secretary of the Company and make the statements contained in this Secretary's Certificate.

               2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company's bylaws ("Bylaws") and Articles of Incorporation ("Articles"), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or shareholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Articles.

               3. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on _____________, at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company's Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Equity Purchase Agreement, or the issuance, offering and sale of the Conversion Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

               4. As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

         IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of
____________.



-------------------------
Secretary


         The undersigned as ___________ of The Network Connection, Inc., a Georgia corporation, hereby certifies that ____________ is the duly elected, appointed, qualified and acting Secretary of The Network Connection, Inc., and that the signature appearing above is his genuine signature.



                                       -----------------------------------